Exhibit 99.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For The Quarterly Period Ended June 30, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number: 000-51032

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Washington	91-1982679
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11332 NE 122nd Way, Suite 200 Kirkland, WA	98034
(Address of principal executive offices)	(Zip Code)

(425) 952-5500

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of July 29, 2013, there were outstanding 27,349,807 shares of the registrant’s common stock, $0.001 par value, which is the only class of common stock of the registrant.

Market Leader, Inc.

FORM 10-Q

PART I – FINANCIAL INFORMATION

Item 1.	Condensed Consolidated Financial Statements

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues	$13,686	$11,074	$26,610	$21,260
Expenses:
Sales and marketing (1)	8,238	6,999	17,083	14,027
Technology and product development (1)	3,020	2,762	5,962	5,101
General and administrative (1)	3,593	1,855	5,896	3,710
Depreciation and amortization of property and equipment (2)	816	768	1,643	1,412
Amortization of acquired intangible assets	793	836	1,580	1,659

Total expenses	16,460	13,220	32,164	25,909

Loss from operations	(2,774)	(2,146)	(5,554)	(4,649)
Interest income and expense, net	4	8	10	17

Loss before income tax expense	(2,770)	(2,138)	(5,544)	(4,632)
Income tax expense	7	8	14	36

Net loss	(2,777)	(2,146)	(5,558)	(4,668)

Net loss per share—basic and diluted	$(0.10)	$(0.08)	$(0.21)	$(0.18)

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2013	2012	2013	2012
Sales and marketing	$316	$440	$689	$795
Technology and product development	460	67	898	117
General and administrative	604	295	1,162	523

	$1,380	$802	$2,749	$1,435

(2) Depreciation and amortization of property and equipment is allocated as follows:

	2013	2012	2013	2012
Technology and product development	$704	$678	$1,417	$1,245
General and administrative	112	90	226	167

	$816	$768	$1,643	$1,412

See accompanying notes to condensed consolidated financial statements.

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$14,239	$11,165
Short-term investments	6,998	11,034
Trade accounts receivable, net of allowance of $17 and $14, respectively	1,175	854
Prepaid expenses and other current assets	1,050	999

Total current assets	23,462	24,052
Property and equipment, net of accumulated depreciation of $17,191 and $15,941, respectively	5,782	5,486
Acquired intangible assets, net of accumulated amortization of $14,773 and $13,307, respectively	6,235	7,672
Goodwill	1,861	1,861

Total assets	$37,340	$39,071

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$844	$978
Accrued compensation and benefits	3,053	3,194
Accrued expenses and other current liabilities	1,773	1,195
Deferred rent, current portion	70	177
Deferred revenue	1,176	1,126

Total current liabilities	6,916	6,670
Stock appreciation right liability	2,750	1,044
Other noncurrent liabilities	74	56

Total liabilities	9,740	7,770
Shareholders’ equity:
Preferred stock, par value $0.001 per share, authorized 30,000,000 shares; none issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 27,329,352 and 26,634,447 shares at June 30, 2013 and December 31, 2012, respectively	79,897	78,040
Accumulated deficit	(52,297)	(46,739)

Total shareholders’ equity	27,600	31,301

Total liabilities and shareholders’ equity	$37,340	$39,071

See accompanying notes to condensed consolidated financial statements.

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

(In thousands, except share data)

(unaudited)

	Common Stock		Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance at December 31, 2012	26,634,447	$78,040	$(46,739)	$31,301
Stock award exercises and vesting of restricted stock	768,558	1,621	—	1,621
Stock-based compensation	—	843	—	843
Value of equity awards withheld for tax liability and award exercises	(73,653)	(607)	—	(607)
Net loss	—	—	(5,558)	(5,558)

Balance at June 30, 2013	27,329,352	$79,897	$(52,297)	$27,600

See accompanying notes to condensed consolidated financial statements.

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(5,558)	$(4,668)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,643	1,412
Amortization of acquired intangible assets	1,580	1,659
Stock-based compensation	2,749	1,435
Changes in certain assets and liabilities:
Trade accounts receivable	(321)	70
Prepaid expenses and other current assets	(18)	258
Accounts payable	(33)	(216)
Accrued compensation and benefits	(141)	354
Accrued expenses and other current liabilities	565	(605)
Deferred rent	(85)	(154)
Deferred revenue	50	140

Net cash provided by (used in) operating activities	431	(315)

Cash flows from investing activities:
Purchases of short-term investments	(6,997)	(6,991)
Maturities of short-term investments	11,000	14,958
Purchases of property and equipment	(2,099)	(1,949)

Net cash provided by investing activities	1,904	6,018

Cash flows from financing activities:
Value of equity awards withheld for tax liability and award exercises	(607)	(262)
Proceeds from exercises of stock options	1,346	835

Net cash provided by financing activities	739	573

Net increase in cash and cash equivalents	3,074	6,276
Cash and cash equivalents at beginning of period	11,165	7,958

Cash and cash equivalents at end of period	$14,239	$14,234

See accompanying notes to condensed consolidated financial statements.

Market Leader, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share data)

(unaudited)

Note 1: Summary of Significant Accounting Policies

Nature of Operations

Market Leader, Inc. (“Market Leader” or the “Company”), founded in 1999, provides innovative online technology and marketing solutions for real estate professionals across the United States and Canada. The Company serves more than 135,000 real estate agents, brokerages and franchisors, offering complete end-to-end solutions that enable them to grow and manage their businesses. Market Leader’s subscription-based real estate marketing software and services helps customers generate a steady stream of prospects, plus provides the systems and training they need to convert those prospects into clients. In addition, the Company’s national consumer real estate sites give its customers access to millions of future home buyers and sellers, while providing consumers with free access to the information they seek.

On May 7, 2013, the Company entered into an Agreement and Plan of Merger with Trulia, Inc. (“Trulia”) and Mariner Acquisition Corp. (the “Merger Agreement”) pursuant to which Trulia will acquire the Company in a merger transaction valued at approximately $355 million. The transaction requires the approval of the Company’s shareholders and is subject to other customary closing conditions. The Company anticipates that the merger will close during the third quarter of 2013.

The Merger Agreement contains certain termination rights for both Trulia and the Company, including if the Merger is not completed on or before October 31, 2013 or if the Company’s shareholders do not approve the Merger Agreement. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Trulia a termination fee of $15 million. In addition, under certain specified circumstances, the Company may be required to reimburse Trulia’s transaction expenses (subject to a cap of $1.0 million).

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. All adjustments that are, in the opinion of management, necessary for the fair presentation of our results of operations, financial position and cash flows have been included and are of a normal, recurring nature. Operating results for the six months ended June 30, 2013 are not necessarily indicative of results to be expected for the full year.

Consolidation — The unaudited condensed consolidated financial statements include the financial statements of Market Leader and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Business segments — We operate a single business segment, representing marketing services provided to real estate professionals. Substantially all of our business comes from customers and operations located within the United States, and we do not have any assets located in foreign countries.

Subsequent Events – We have evaluated subsequent events and transactions for potential recognition and disclosure in the financial statements through August 5, 2013, the day the financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and the accompanying notes. Actual results could differ materially from these estimates.

On an ongoing basis, we evaluate our estimates, including those related to the fair value of acquired intangible assets, the useful lives and potential impairment of intangible assets and property and equipment, the value of common stock options and stock appreciation rights for the purpose of determining stock-based compensation, liabilities and valuation allowances, and certain tax liabilities among others. We base our estimates on historical experience and other factors, including the current economic environment that we believe to be appropriate under the circumstances. We adjust our estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Any changes in the estimates we used to prepare these financial statements will be reflected in the financial statements in future periods.

Revenue Recognition

We generate the majority of our revenues from the services we provide to real estate professionals. We generally charge a one-time set-up fee and a monthly fixed fee for a monthly bundle of services. While some of the components may be sold on a standalone basis, all monthly services are provided in total over the term of the agreement and all are included in the monthly fee. All initial set-up fees are recognized as revenue on a straight-line basis over the estimated customer life or the life of the contract, whichever is longer.

We recognize revenue when persuasive evidence of an agreement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Revenue is recognized on a gross basis because we are the primary obligor for the services we provide to our customers, have latitude in establishing price, and have discretion in supplier selection. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the service period. We provide software-as-a-service based products, where the customer does not have the contractual right to take possession of the software during the subscription period, and therefore software revenue recognition guidance is not applicable. We recognize revenue for our arrangements with multiple elements by determining whether each element can be separated into a unit of accounting based on the following criteria: (1) the delivered item(s) have value to the customer on a stand-alone basis; and (2) if the arrangement includes a right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is probable and within our control. If the criteria are not met, elements included in an arrangement are accounted for as a single unit of accounting. If the criteria for separation are met resulting in two or more units of accounting, we use the relative selling price method to allocate arrangement consideration to the individual units of accounting, subject to a limitation that the amount allocable to the delivered unit or units of accounting is limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions.

Concentration of risk

Two customers accounted for 75% and 91% of trade accounts receivable as of June 30, 2013 and December 31, 2012, respectively.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. We use a fair value hierarchy to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

•	Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

•

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•

Level 3 — Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. We had $9,573 and $7,116 in money market funds as of June 30, 2013 and December 31, 2012 respectively, which were classified within the fair value hierarchy as Level 1 assets and accounted for at fair value.

The carrying amounts of accounts receivable, accounts payable and other current liabilities approximate fair value because of their short-term maturities.

Commitments and Contingencies

From time to time, we may become involved in litigation relating to claims arising from the ordinary course of our business, including actions relating to employment issues. Furthermore, in connection with the announcement of the Merger Agreement described above in Note 1, three purported class action lawsuits were brought on behalf of all Market Leader shareholders against the Company and certain other defendants. See Note 5 for a description of this litigation.

While the results of such litigation cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material adverse effect on the consolidated balance sheets or statements of operations.

Note 2: Loss per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share uses the weighted average common shares outstanding plus dilutive stock options and unvested restricted stock units using the treasury stock method. Because we have reported losses for the periods presented, none of our stock options, unvested restricted stock units, or stock appreciation rights are included in the diluted per share calculations.

Stock options and unvested restricted stock units are excluded from the dilutive earnings per share calculation when their impact is antidilutive. Prior to satisfaction of all conditions of vesting, unvested restricted stock units are considered contingently issuable and are excluded from weighted average common shares outstanding.

The following table sets forth the computation of basic and diluted loss per share:

Shares in thousands	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net loss	$(2,777)	$(2,146)	$(5,558)	$(4,668)
Weighted average common shares outstanding	27,091	25,741	26,910	25,592
Dilutive effect of equity-based awards	—	—	—	—

Diluted shares	27,091	25,741	26,910	25,592

Net loss per share—basic and diluted	$(0.10)	$(0.08)	$(0.21)	$(0.18)

Antidilutive equity-based awards	5,617	6,882	5,617	6,882

Unvested restricted stock units	459	839	459	839

Note 3: Cash, Cash Equivalents and Short-Term Investments

At June 30, 2013, cash, cash equivalents, and short-term investments consisted of the following:

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value
Cash	$4,666	$—	$4,666
Money market account	9,573	—	9,573

Cash and cash equivalents	$14,239	$—	$14,239

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value

U.S. Treasury bills	$6,998	$—	$6,998

Short-Term investments	$6,998	$—	$6,998

At December 31, 2012, cash, cash equivalents, and short-term investments consisted of the following:

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value
Cash	$4,049	$—	$4,049
Money market account	7,116	—	7,116

Cash and cash equivalents	$11,165	$—	$11,165

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value

U.S. Treasury bills	$11,034	$3	$11,037

Short-Term investments	$11,034	$3	$11,037

Our U.S. Treasury bills are classified as held-to-maturity and are carried at amortized cost. The estimated fair value of the U.S. Treasury bills is based on quoted market prices for identical investments. All of our investments have a contractual maturity of one year or less.

We have not realized any gains or losses on our short-term investments in the periods presented.

Note 4: Supplemental Disclosure of Cash Flow Information

	Six months ended June 30,
	2013	2012
Cash paid during the period for income taxes	$8	$12
Non-cash investing and financing activities:
Increase in payables for property and equipment	$8	$6
Equity issued in stock appreciation right exercises	$276	$—

Note 5: Legal Proceedings

In connection with the announcement of the Merger Agreement as described above in Note 1 to these unaudited condensed consolidated financial statements, three purported class action lawsuits brought on behalf of all Market Leader shareholders were filed in King County Superior Court: Bruce Lynn v. Market Leader, et al., No. 13-2-20796-6, filed May 23, 2013; Arjun Reddy v. Morris, et al., No. 13-2-21115-7, filed May 29, 2013; and Jamason v. Market Leader, et al., No. 13-2-21190-4, filed May 29, 2013. The complaints in the three pending lawsuits are similar. The lawsuits allege, among other things, that Market Leader’s board of directors breached its fiduciary duties to its shareholders by failing to maximize shareholder value or to engage in a fair sale process before approving the proposed acquisition of Market Leader by Trulia. The plaintiffs seek relief that includes an injunction prohibiting the consummation of the Merger, rescission to the extent the Merger terms have already been implemented, damages for the breaches of fiduciary duty, and payment of plaintiffs’ attorneys’ fees and costs. The Company believes these allegations are without merit and intends to defend the lawsuits vigorously. There can be no assurance, however, with regard to the outcome of these lawsuits. The three cases have been consolidated by the King County Superior Court under the caption In re Market Leader Inc. Shareholder’s Litigation, No. 13-2-20796-6.